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                              DAMARK INTERNATIONAL, INC.
                                                                     EXHIBIT 11
                                                                     ----------
                          COMPUTATION OF EARNINGS PER SHARE
                           FOR THE YEARS ENDED DECEMBER 31
           (DOLLAR AND SHARE AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                      1994     1995     1996
                                                     ------   -------  ------
PRIMARY EARNINGS PER SHARE:

Income (loss) applicable to common stock . . . . .   $5,871  $(1,856)  $6,068
                                                     ------   -------  ------
                                                     ------   -------  ------
Weighted average number of common and common
   equivalent shares outstanding:
      Weighted average common shares outstanding 9,547 9,093 8,417 Dilutive effect of stock options after
         application of treasury stock method . .       456       --      296
                                                     ------   -------  ------
                                                     10,003     9,093   8,713
                                                     ------   -------  ------
                                                     ------   -------  ------

Income (loss) per common and common
   equivalent share . . . . . . . . . . . . . . .    $ 0.59  $  (0.20) $ 0.70
                                                     ------   -------  ------
                                                     ------   -------  ------

FULLY DILUTED EARNINGS PER SHARE:

Income (loss) applicable to common stock  . . . .    $5,871   $(1,856) $6,068
                                                     ------   -------  ------
                                                     ------   -------  ------

Weighted average number of common and common
   equivalent shares outstanding:
      Weighted average common shares outstanding . 9,547 9,093 8,417 Dilutive effect of stock options after
         application of treasury stock method  . .      481       --      313
                                                     ------   -------  ------
                                                     10,028     9,093   8,730
                                                     ------   -------  ------
                                                     ------   -------  ------

Income (loss) per common and common
   equivalent share  . . . . . . . . . . . . . . .  $  0.59   $ (0.20) $ 0.70
                                                     ------   -------  ------
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